EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-139789, 333-139788, 333-117245, 333-116391 and 333-69066 on Form S-8 of our report dated March 31, 2005, relating to the consolidated financial statements and financial statement schedule of Phoenix Footwear Group, Inc. and subsidiaries for the year ended January 1, 2005, appearing in this Annual Report on Form 10-K of Phoenix Footwear Group, Inc. for the year ended December 30, 2006.

/s/ Deloitte & Touche LLP

San Diego, California

April 2, 2007